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                                                                  EXHIBIT 10.23


                              CONCORD CAMERA CORP.
                              AMENDED AND RESTATED
                 LONG TERM INCENTIVE PLAN COMMENCING FISCAL 2004



                               ARTICLE I. PURPOSE

The purpose of the Amended and Restated Long Term Incentive Plan Commencing Fiscal 2004, as amended through June 30, 2004 (the "Plan"), of Concord Camera Corp. (the "Corporation") is to provide incentives and reward selected key executives and consultants of the Corporation for long-term performance that meets or exceeds predetermined performance criteria based on overlapping three-year fiscal cycles.


                             ARTICLE II. DEFINITIONS

When used in the Plan with initial capital letters, the following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Corporation.

"CEO" means the Chief Executive Officer of the Corporation.

"Change of Control" means the occurrence of any one of the following events:

(a) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than the CEO of the Corporation and other members of management of the Corporation designated by him), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the Voting Stock of the Corporation;

(b) the majority of the Board consists of individuals who are not members of the Board on the effective date of the Plan (the "Incumbent Directors"); provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by the CEO or two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(c) the Corporation adopts any plan of liquidation providing for the distribution of substantially all of its assets;

(d) all or substantially all of the assets or business of the Corporation are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Corporation immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Corporation, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Corporation); or

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(e)      the Corporation combines with another Corporation and is the surviving corporation but, immediately after the combination, the shareholders of the Corporation immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined Corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined Corporation, any shares received by affiliates of such other Corporation in exchange for stock of such other Corporation).

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Committee" means the Compensation and Stock Option Committee of the Board.

"Common Stock" shall mean the Corporation's common stock, no par value.

"Corporate Officer" shall mean an officer who has been designated by the Board as an "executive officer" of the Corporation and as an "officer" for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

"Deferred Account" or "Accounts" shall mean the account established on the books of the Corporation for a Grantee, and which is composed of Elective Deferred Accounts (for Performance Awards, or portions of such awards, that Corporate Officer Grantees have elected to defer pursuant to Section 7.1) and Non-Elective Deferred Accounts (for the Performance Awards that have been deferred in whole or in part by the Committee pursuant to Section 6.3).

"Disability" shall mean permanent and total disability as defined by the Corporation's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, shall mean the absence of the individual from his duties with the Corporation on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and reasonably acceptable to the individual or the individual's legal guardian.

"Earnings Before Interest, Taxes, Depreciation and Amortization" or "EBITDA" shall mean "Earnings" before "Interest", "Taxes", "Depreciation" and "Amortization" as those amounts are reflected in the Corporation's financial statements, and as adjusted by the Committee pursuant to Section 5.3 of the Plan.

"Elective Deferred Account" means the account that is credited with any Performance Award, or a portion thereof, which is electively deferred by a Corporate Officer Grantee pursuant to Section 7.1 hereof.

"Eligible Executive" shall mean those persons described in Article IV hereof.

"Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Corporation.

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"Grantee" shall mean a Participant to whom a Performance Award has been awarded under the Plan.

"Independent Director" means a member of the Board who is an "independent director" as defined in the applicable Nasdaq stock market rules, as such rules may be amended from time to time.

"Net Income" shall mean cumulative net income for the Performance Period (before giving effect to accruals for: (i) Performance Awards to be made with respect to the Performance Period under this Plan; and/or (ii) incentive awards to be made under the Corporation's Annual Incentive Compensation Plan with respect to one or more fiscal years included in the Performance Period), as reflected in the Corporation's financial statements.

"Non-Elective Deferred Account" means the account that is credited with any Performance Award or a portion thereof, to a Grantee which is deferred by the Committee pursuant to Section 6.3 hereof.

"Participant" shall mean the CEO and each other Eligible Executive (collectively, the "Participants") determined to be key executives of the Corporation and thus selected, pursuant to Article IV, to participate in the Plan for the relevant Performance Period.

"Plan" shall mean this Plan, as amended from time to time.

"Performance Award" means a right granted to a Participant pursuant to the Plan to receive a specified payment amount in cash or Common Stock, or a combination thereof.

"Performance Period" means the period of three fiscal years in duration commencing on June 29, 2003(1) and ending on July 1, 2006(1), inclusive (the "Initial Performance Period"), and, unless otherwise determined by the Board or the Committee, each subsequent three-fiscal year period to begin annually on the first day of each subsequent fiscal year beginning with Fiscal 2005.

"Performance Pool" means the amount made available for Performance Awards with respect to the Performance Period.

"Retirement" shall mean any normal or early retirement pursuant to the terms of any pension, profit sharing or 401(k) plan, or policy of the Corporation that is applicable to such person at the time of the termination of his service as an Employee of the Corporation.

"Return on Equity" or "ROE" shall mean the average net income for the three fiscal years in the Performance Period divided by the average stockholders' equity (stockholders' equity at the beginning of the Performance Period plus stockholders' equity at the end of the Performance Period, divided by two), as reflected in the Corporation's financial statements.

"Sales" shall mean cumulative net sales for the Performance Period, as reflected in the Corporation's financial statements.

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(1) June 29, 2003 is the first day of Fiscal 2004 and July 1, 2006 is the last day of Fiscal 2006.

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"Terminate (Termination of) Service (or Termination)" shall mean the time at which the person ceases to provide services to the Corporation as an Employee or consultant for any reason or for no reason and regardless of the circumstances surrounding the termination, but shall not include a lapse in providing services determined to be a temporary leave of absence.

"Voting Stock" means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.


                           ARTICLE III. ADMINISTRATION

The Plan shall be administered by the Committee, which shall be comprised solely of Independent Directors who also qualify as "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action of the Committee. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan. All members of the Committee shall be indemnified by the Corporation with respect to any such action, determination or interpretation to the fullest extent permitted by law.

Unless otherwise determined by the Board and subject to the provisions of the Plan, the Committee shall have the authority, in its absolute discretion, to:
(i) establish the performance criteria which will determine the amount of the Performance Pool for each Performance Period, and make adjustments to such criteria under certain circumstances; (ii) determine the amount of the Performance Pool for each Performance Period; (iii) determine the duration and purposes for leaves of absence which may be granted to a Participant or Grantee without constituting a Termination of Service for purposes of the Plan; (iv) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (v) construe and interpret the Plan, the rules and regulations promulgated under the Plan, and make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those Participants other than the CEO of the Corporation and any family members of the CEO, the Committee hereby delegates to the CEO all of its authority as set forth in (iii) through (v) above, and such delegation of authority shall remain in effect unless and until determined otherwise by the Committee or the Board. All references in the Plan to the power of the CEO to act for the Committee shall be applicable only to the extent consistent with the forgoing provision. All decisions, determinations and interpretations of the Committee, or the CEO, shall be final and binding, subject only to approval by the Board.

The provisions of this Article III shall survive any termination of the Plan.


                    ARTICLE IV. ELIGIBILITY AND PARTICIPATION

"Eligible Executives" shall mean all Corporate Officers who are employed by the Corporation or consultants retained on a regular basis to perform consulting services to the Corporation; provided, however, that such persons must be employed by the Corporation or providing services to the Corporation: (i) throughout the entire last two fiscal quarters of the relevant Performance Period, and (ii) on the date the Performance Awards for the relevant Performance Period are determined pursuant to Section 6.1 below. A person who is otherwise an Eligible Executive shall not be disqualified from participation in the Plan by virtue of being a director of the Corporation.

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Within 180 days after the commencement of the relevant Performance Period, or before the end of the relevant Performance Period for any Eligible Executive whose employment commenced after the first day of the relevant Performance Period, after taking into consideration the CEO's recommendation regarding who should be entitled to participate in the Plan for the Performance Period, the Committee, in its sole discretion, will determine which Eligible Executives are key executives and thus will be Participants in the Plan for the relevant Performance Period, provided each such individual remains an Eligible Executive.


                           ARTICLE V. PERFORMANCE POOL

5.1 Determination of Performance Criteria. Within the first 180 days of each Performance Period (other than the Initial Performance Period), the performance criteria upon which the amount of the Performance Pool will be based shall be determined and reduced to writing by the Committee and shall be subject to approval by the Board at the first meeting of the Board to follow such determination. Once the performance criteria have been established, the Committee may not amend or alter such criteria during the Performance Period absent a significant change to the structure of the Corporation, certain extraordinary or unusual accounting changes or other extraordinary circumstances.

5.2 Determination of Performance Pool. As soon as practicable following the preparation by the Corporation of unaudited financial statements for the third fiscal year of the Performance Period, the Committee shall evaluate and ascertain in writing which, if any, of the performance criteria have been met and/or exceeded for the Performance Period, and based on such evaluation, will establish the amount of the Performance Pool.

5.3 Adjustments. In the event of any cash infusion, capital raising transaction, reorganization, recapitalization, merger, consolidation, split-up, spin-off or any other similar change in the structure of the Corporation, extraordinary or unusual accounting changes or other special or unusual circumstances, the Committee reserves the right to make such equitable adjustments, if any, as it may deem appropriate in its absolute discretion, in the determination of the amount of the Performance Pool.

Without limiting the generality of Section 5.1 or the first paragraph of this Section, in determining EBITDA, Net Income and/or ROE, the Committee may make adjustments to "Income (Loss) from Operations" to eliminate the effect of: (i) extraordinary (as such term is defined by the Financial Accounting Standards Board) or unusual items of income and expenses, (ii) any charges arising from the grant or modification of stock options, (iii) major acquisitions/divestitures, and (iv) any other circumstance(s) the Committee deems appropriate.

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5.4 Unawarded and Forfeited Portion of Performance Pool. If all or any part of a
Performance Pool is not awarded to Participants, unless otherwise determined by the Committee the unallocated portion shall be restored to the general funds of the Corporation and shall not be carried forward or made available to be included in Performance Pools created for subsequent Performance Periods. Further, any Performance Awards which are forfeited pursuant to conditions established pursuant to Section 7.3 by the Committee with respect to Non-Elective Deferred Accounts shall, unless otherwise determined by the Committee, be restored to the general funds of the Corporation and shall not be carried forward or made available for inclusion in any Performance Pools created subsequent to such forfeitures.


                         ARTICLE VI. PERFORMANCE AWARDS

6.1 Determination of Individual Performance Awards. After the Committee has determined the amount of the Performance Pool pursuant to Article V, the Committee or a majority of the Independent Directors on the Board shall determine in its/their sole discretion the amount of the Performance Award to be granted to the CEO out of the Performance Pool. Subsequent to such determination, the Committee shall determine the amount of the Performance Award to be granted out of the remainder of the Performance Pool to each other Participant, based on the CEO's recommendation, the Committee's evaluation of such Participant's performance, contribution to the success of the Corporation, industry, service and compensation, and such other criteria as it shall determine to be relevant; provided, however, that the Committee or a majority of the Independent Directors on the Board shall determine the amount of any Performance Award to be granted to a Participant who is a family member of the CEO. The CEO may not be present during voting on, or deliberations regarding, any Performance Award to be granted to the CEO or any Participant who is a family member of the CEO. The Committee or a majority of the Independent Directors on the Board, in their sole discretion, may determine that certain Participants will not be granted a Performance Award. The aggregate amount of all Performance Awards may not exceed 100% of the Performance Pool.

6.2 Payment of Performance Awards. Except as otherwise provided in Section 7.4, Performance Awards shall be paid in a lump sum in cash or Common Stock or a combination thereof, as soon as practicable following the determination of the amount and the form of the Performance Awards, but no later than 90 days following the end of the Performance Period unless otherwise deferred pursuant to Section 6.3 or Section 7.1.

6.3 Non-Elective Deferred Awards. The Committee may, in its sole discretion, choose to defer the payment of all or a portion of the Performance Awards to one or more Grantees. The deferred amount (if any) shall be credited to a Deferred Account established for the Grantee pursuant to Section 7.2, to be designated as the Grantee's Non-Elective Deferred Account. Such Non-Elective Deferred Accounts shall be subject to the provisions of Sections 7.2 through 7.6.

As a condition to the grant of a Non-Elective Deferred Award, the supplemental executive retirement plan and agreement ("SERP") of each such Grantee shall be amended, on such terms as are acceptable to the Corporation, to include appropriate terms to govern such award, or a new SERP governing the Non-Elective Deferred Award shall be entered into between the Corporation and the Grantee, on such terms as are acceptable to the Corporation. If the Grantee and the Corporation are unable to agree on such terms within the timeframe established by the Corporation, the Non-Elective Deferred Award will be forfeited.

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                   ARTICLE VII. DEFERRAL OF PERFORMANCE AWARDS

7.1 Elective Deferrals. Each Grantee who is a Corporate Officer has the right to elect to defer the receipt of all or a portion of his Performance Award that is not otherwise deferred pursuant to Section 6.3. Any such election shall be made in writing by the Corporate Officer Grantee who must have entered into a SERP with the Corporation which permits elective deferrals on such terms as are acceptable to the Corporation, and who shall execute and deliver an election made pursuant to his SERP with respect to the relevant Performance Period on or before the deadline provided for in his SERP.

The amount of compensation to be deferred by the Corporate Officer Grantee may be stated either as a dollar amount or in the form of a percentage of the Performance Award not otherwise deferred pursuant to Section 6.3. The Corporation will not, in any event, be required to defer an amount of less than $10,000 (excluding amounts deferred pursuant to Section 6.3) with respect to a Performance Award for any one Performance Period.

7.2 Deferred Accounts. The Corporation shall establish a bookkeeping reserve account, to be designated as the Grantee's Elective Deferred Account, for each Corporate Officer Grantee who elects to defer all or part of a Performance Award pursuant to Section 7.1. The Corporation shall establish a bookkeeping reserve account, designated as the Grantee's Non-Elective Deferred Account, for amounts deferred pursuant to Section 6.3 above. The Grantee's Deferred Accounts shall be credited with the amount of the Performance Award deferred with respect to the initial deferral and all subsequent deferrals. The Deferred Accounts shall also be reduced to the extent of each payment made to the Grantee.

The Company may also enter into one or more trust agreements, pursuant to
Section 8.6 below, in connection with one or more of the Deferred Accounts.

The balance of a Deferred Account for a Grantee shall represent an obligation of the Corporation to pay that amount to the extent vested (i.e., not forfeitable) to that Grantee. Such payment shall be made from the general funds of the Corporation in the manner specified in the relevant SERP and the elections made by the Corporate Officer Grantee thereunder, in the case of elective deferrals, and in the manner determined by the Committee, in the case of non-elective deferrals. No obligations of the Corporation to any Grantee pursuant to the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. No Participant, Grantee or Beneficiary shall have under any circumstances any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation. The provisions of this Article VII shall not be construed as giving the Grantee or his Beneficiary any greater rights than those of any other unsecured creditor of the Corporation.

7.3 Rules Applicable to Non-Elective Deferred Accounts. The balance of a Grantee's Non-Elective Deferred Account shall be paid to the Grantee in cash or, if, pursuant to Section 8.6 hereof, the Corporation hedges its obligations with regard to the balance in the Non-Elective Deferred Account through a rabbi trust which invests in Common Stock, such balance may, at the option of the Committee, be paid by delivery of certificates representing such Common Stock (valued at its closing price on the trading day preceding the delivery date) in such installments as the Committee shall choose or permit. In its sole discretion, the Committee may require all or part of the unpaid portion of the Non-Elective Deferred Accounts to be deemed invested in Common Stock. The Committee shall also determine the conditions under which the Grantee shall forfeit his rights to the unpaid portion of the Non-Elective Deferred Account including, but not limited to, upon any Termination of Service other than by reason of the Grantee's death, Disability, or Retirement.

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7.4 Change of Control. If there is a Change of Control (as defined in Article II above) while the Plan remains in effect, then:

(a) any unpaid Performance Award granted but not otherwise deferred pursuant to
Section 6.3 or Section 7.1 shall be paid in a lump sum to such Grantee immediately upon such Change of Control.

(b) notwithstanding the provisions of Section 7.3 above, the unpaid portion of the balance of each Grantee's Non-Elective Deferred Account, whether or not vested, shall be paid to the Grantee in a lump sum immediately upon such Change of Control; provided, however that, as to any unvested portion of such balance, the Grantee's rights thereto were not forfeited prior to the Change of Control pursuant to conditions established by the Committee pursuant to Section 7.3.

(c) upon a Change of Control, the Committee may, in its sole discretion, determine the projected amount of the Performance Pool, and determine the amount of the Performance Awards to be granted out of such Performance Pool to Participants, with such Performance Awards prorated through the end of the calendar month immediately preceding the date of such Change of Control. For this purpose, the amount of the Performance Pool shall be based on a formula established by the Committee which computes the Performance Pool using: (1) actual performance data for each full fiscal year in each Performance Period for which such data is available; and (2) projected data for each other fiscal year in the Performance Period, which projection will be based on a comparison (for the fiscal year which includes the Change of Control) of the actual performance versus budgeted performance for each of the performance criteria applicable to the Performance Period for the full calendar months (in such fiscal year) which immediately precede the Change of Control, multiplied by (3) a fraction, the numerator of which will be the number of full calendar months in each such Performance Period before the date of the Change of Control and the denominator of which will be thirty-six (36). Such Performance Awards, if any, shall be paid in a lump sum in cash immediately upon such Change of Control in lieu of any other Performance Awards under the Plan for the related Performance Periods. Participants shall not have the ability to electively defer payment of such Performance Awards.

7.5 Designation of Beneficiary. Each Participant shall designate one or more persons as the beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan upon his death (the "Beneficiary"). A Participant may, from time to time, revoke or change his Beneficiary designation without the consent or notification of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling, provided that no designation, change or revocation thereof shall be effective unless received by the Corporation prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt.

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If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Corporation may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefore.

7.6 Incapacity of Beneficiary, Etc. If the Committee shall find that any Beneficiary to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that unless a prior claim therefore has been made by a duly appointed legal representative, any payment due him or his estate, or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person or persons, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefore of the Corporation, the Plan and the Committee and any member, officer or employee thereof.


                ARTICLE VIII. GENERAL LIMITATIONS AND PROVISIONS

8.1 Choice of Law. The validity, construction and administration of the Plan, and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Florida without regard to conflicts of law principles.

8.2 No Transferability or Alienation. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

8.3 Gender. As used herein, the masculine gender shall include the feminine gender.

8.4 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

8.5 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office, marked for the attention of the General Counsel.

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8.6 Unfunded Plan; Trust Agreement. The Plan is intended to constitute an
"unfunded" plan for incentive and deferred compensation. With respect to any amount payable to a Grantee under the Plan, nothing contained in the Plan (or in any other documents related hereto), nor the creation or adoption of the Plan, the grant of any award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Grantee any rights that are greater than those of an unsecured general creditor of the Corporation.

The Corporation may, but shall not be required to, adopt a trust agreement for the holding and administration of any assets, including Common Stock, to be used to meet the Corporation's obligations under the Plan. The assets of any such trust shall remain subject to the claims of the Corporation's general creditors, and the obligations of the Corporation under the Plan shall remain "unfunded" for purposes of the Internal Revenue Code and Title I of the Employee Retirement Income Security Act of 1974, as amended. It is expected that any trust created pursuant to this Section 8.6 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such trust will not be subject to income tax with respect to its income. However, if the trust should be taxable, the trustee shall pay all such taxes out of the trust. All expenses of administering any such trust shall be a charge against and shall be paid from the assets of the Corporation.

No Participant, Grantee, Eligible Executive or any other person shall have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Grantee, Eligible Executive or any other person.

8.7 No Employment or Equityholder Rights. Neither the Plan nor any Performance Awards granted under the Plan shall give any Participant, Grantee, Eligible Executive or any person claiming to be one of the foregoing any right to continue in the employ or service of the Corporation, or interfere in any way with the right of the Corporation, subject to the terms of any separate employment or consulting agreement to the contrary, to terminate their employment or service at any time. No Grantee or Participant shall have any rights of an equityholder of the Corporation as a result of the grant of a Performance Award or otherwise under the Plan prior to or apart from those rights derived from the possession of such shares as may be awarded in settlement of a Performance Award.

8.8 Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

8.9 Other Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation to establish, alter or terminate any other forms of incentives, benefits or compensation for employees including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an employee not participating in this Plan.

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8.10 Withholding. The Corporation shall withhold from the settlement of any
Performance Award under this Plan any amount of withholding taxes due in respect of such Performance Award, its deferral or payment.

8.11 Incapacity of Grantee. If the Committee shall find that any Grantee to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, then any payment due to such person (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his Beneficiary, or if no Beneficiary has been designated, to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Grantee otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefore.

8.12 Forfeiture of Performance Award. Upon a violation by a Grantee of any of the restrictive covenants contained in any agreement between the Grantee and the Corporation (a "Forfeiture Event"), except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Grantee shall forfeit his or her entitlement to any Performance Award granted pursuant to this Plan and shall be obligated to repay to the Corporation, in cash, within five (5) business days after demand is made therefore by the Corporation, all amounts paid to the Grantee by the Corporation pursuant to this Plan within 12 months of the date of such Forfeiture Event and/or the date that the Corporation became aware of the Forfeiture Event. The Committee may, in its discretion, waive in whole or in part the Corporation's right to forfeiture under this Section 8.12, but no such waiver shall be effective unless expressly made in a writing that references this Section 8.12.

8.13 Setoff. Except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Corporation may, to the extent permitted by law, deduct from and set off against its obligations hereunder to a Grantee from time to time (including, without limitation, amounts payable in connection with a Performance Award, as wages or benefits or other form of compensation), any amounts that Grantee owes to the Corporation for any reason whatsoever, whether or not due, and such Grantee shall remain liable for any portion of Grantee's obligation not satisfied by such setoff. By accepting a Performance Award under this Plan, each Grantee agrees to the deduction or setoff provided for in this Section 8.13.

8.14 Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.


                 ARTICLE IX. AMENDMENT OR DISCONTINUANCE OF PLAN

The Board may, without the consent of the Corporation's stockholders, Participants or Grantees under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Performance Awards previously granted hereunder without the Grantee's consent.

As amended through 06/30/04

                              CONCORD CAMERA CORP.

                  AMENDED AND RESTATED LONG TERM INCENTIVE PLAN
                             COMMENCING FISCAL 2004

                          PERFORMANCE CRITERIA FOR THE
                       FISCAL 2004-2006 PERFORMANCE PERIOD



Pursuant to Article III of the Amended and Restated Long Term Incentive Plan Commencing Fiscal 2004 (the "2004 LTIP" or the "Plan") of Concord Camera Corp. (the "Corporation"), and subject to the terms and conditions of the Plan, the Compensation and Stock Option Committee has determined that the performance criteria for the Performance Period commencing June 29, 2003 and ending July 1, 2006 shall be as follows:


DEFINITIONS:

As used herein, the following items shall have the meanings set forth below:

"AICP" means the Corporation's Annual Incentive Compensation Plan.

"PERFORMANCE PERIOD" means the period from June 29, 2003 to July 1, 2006, inclusive.

"SALES" shall mean cumulative net sales for the Performance Period, as reflected in the Corporation's financial statements.

"NET INCOME" OR "NI" shall mean cumulative net income for the Performance Period (before giving effect to accruals for: (i) Performance Awards to be made with respect to the Performance Period under this Plan; and/or (ii) incentive awards to be made under the AICP with respect to one or more fiscal years included in the Performance Period), as reflected in the Corporation's financial statements.

As amended through 06/30/04

"RETURN ON EQUITY" OR "ROE" shall mean the average net income for the three fiscal years in the Performance Period divided by the average stockholders' equity (beginning stockholders' equity of $156.8 million plus ending stockholders' equity at July 1, 2006, divided by two), as reflected in the Corporation's financial statements.

Capitalized items used but not defined herein shall have the meanings set forth in the Plan.


DETERMINATION OF PERFORMANCE POOL

The amount of the Performance Pool will be based on (1) Sales, (2) Net Income and (3) Return on Equity, as determined by the Committee in accordance with the terms of the Plan. Twenty percent (20%) of the Performance Pool will be determined based on Sales, forty percent (40%) will be determined based on Net Income, and forty percent (40%) will be determined based on Return on Equity.


                              CONCORD CAMERA CORP.
                              2004 LTIP BENCHMARKS

            ------------------------------------------------------------------------------------------------------------------------
                         F2004                       F2005                     F2006                         3 YEAR TOTAL
            ------------------------------------------------------------------------------------------------------------------------
             SALES     NI     ROE(1)         SALES     NI     ROE(1)     SALES     NI     ROE(1)       SALES     NI     AVG ROE(2)
            ($US M)  ($US M)    %           ($US M)  ($US M)    %       ($US M)  ($US M)    %         ($US M)  ($US M)     %
            ------------------------------------------------------------------------------------------------------------------------
EXCELLENT    267.00   19.20    11.5          330.00   25.50    13.5      393.00   30.30    14.0        990.00   75.00    12.9
GOOD         230.00   13.35     8.2          280.00   19.50    10.8      325.00   23.65    11.7        835.00   56.50    10.2
THRESHOLD    195.00    7.50     4.7          230.00   13.50     7.9      260.00   17.00     9.1        685.00   38.00     7.2
            ------------------------------------------------------------------------------------------------------------------------


(1) ROE for each year is equal to net income divided by the average equity for that fiscal year.
(2) Three-year average ROE is equal to the 3-year average net income divided by the average equity for the three years.

As amended through 06/30/04


Cap on Amount of the Performance Pool:

The combined total of the Performance Pool for the Performance Period and all incentive awards made under the AICP with respect to one or more fiscal years in the Performance Period shall not exceed: (i) 15% of Net Income at the "Excellent" performance level; (ii) 12.5% of Net Income at the "Good" performance level; and (iii) 10% of Net Income at or below the "Threshold" performance level. For purposes of determining which of these caps to apply, the relevant performance level shall be deemed to have been achieved if the stated performance benchmark levels were achieved for two or more of the three performance criteria for that performance level.

If the amount of the Performance Pool would have caused the forgoing cap to be exceeded, then the Performance Pool shall be reduced by the lowest amount possible so that the foregoing cap is not exceeded, and such reduced amount shall constitute the Performance Pool for the Performance Period.

Calculating the Amount of the Performance Pool:

Calculation of Performance Pool percentages between stated performance benchmark levels is based on a linear interpolation determined by the proportion that actual performance exceeds the immediately lower level. If the minimum "Threshold" performance level is not achieved with respect to one (or more) of the three performance criteria (i.e., Sales, Net Income or ROE), the amount of the Performance Pool for the Performance Period shall be reduced accordingly, pursuant to the weighting described on page 2 above under "Determination of Performance Pool". For example, since the Performance Pool will be based 20% on Sales, 40% on Net Income, and 40% on ROE, if the Threshold Net Income and ROE performance levels are achieved, but not the Sales Threshold, then no portion of the Performance Pool will be attributable to Sales and the amount of the Performance Pool will be based solely on Net Income and ROE. As a result, the Performance Pool would be 80% of the amount it would have been if the Sales Threshold had been met as well. Please refer to the "Alternate Assumption" section of the Interpolation Example on page 7 below.

As amended through 06/30/04

                              CONCORD CAMERA CORP.

                               2004 LTIP ANALYSIS


          SAMPLE CALCULATIONS BASED ON MEETING PLAN PERFORMANCE LEVELS

                                                                                   SCENARIO: EXCELLENT
                                                       -----------------------------------------------------------------------------
                                                                                       ASSUMPTIONS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES                                                  $         267.00    $      330.00    $      393.00      $    990.00
NET INCOME (PRE-AICP & LTIP ACCRUALS)                             22.12            29.38            34.91            86.41
NET INCOME (INCLUDING AICP & LTIP ACCRUALS)                       19.20            25.50            30.30            75.00
AVG ROE (%)                                                       11.50            13.50            14.00            12.90
TOTAL SENIOR EXECUTIVE SALARIES                                    2.49             2.74             3.01             8.23
TAX                                                              12.00%           12.00%           12.00%           12.00%
                                                       -----------------------------------------------------------------------------
                                                                                      TOTAL BONUS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES (20%)                                            $           0.66    $        0.88    $        1.05      $      2.59
NET INCOME (40%)                                                   1.33             1.76             2.09             5.18
AVG ROE (40%)                                                      1.33             1.76             2.09             5.18
                                                       -----------------------------------------------------------------------------

AICP (60%, 40%, 20%)                                   $           1.49    $        1.64    $        1.81      $      4.94
ANNUAL LTIP ACCRUAL                                                1.83             2.76             3.43             8.02

                                                       -----------------------------------------------------------------------------
      TOTAL                                            $           3.32    $        4.41    $        5.24      $     12.96
                                                       =============================================================================

                                                                                       STATISTICS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
ALLOCATION OF NET INCOME                                         15.00%           15.00%           15.00%           15.00%
                                                       -----------------------------------------------------------------------------

                                                                                   SCENARIO: GOOD
                                                       -----------------------------------------------------------------------------
                                                                                       ASSUMPTIONS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES                                                  $         230.00    $      280.00    $      325.00      $    835.00
NET INCOME (PRE-AICP & LTIP ACCRUALS)                             15.00            21.91            26.57            63.48
NET INCOME (INCLUDING AICP & LTIP ACCRUALS)                       13.35            19.50            23.65            56.50
AVG ROE (%)                                                        8.20            10.80            11.70            10.20
TOTAL SENIOR EXECUTIVE SALARIES                                    2.49             2.74             3.01             8.23
TAX                                                              12.00%           12.00%           12.00%           12.00%
                                                       -----------------------------------------------------------------------------
                                                                                      TOTAL BONUS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES (20%)                                            $           0.38    $        0.55    $        0.66      $      1.59
NET INCOME (40%)                                                   0.75             1.10             1.33             3.17
AVG ROE (40%)                                                      0.75             1.10             1.33             3.17
                                                       -----------------------------------------------------------------------------

AICP (60%, 40%, 20%)                                   $           1.00    $        1.09    $        1.20      $      3.29
ANNUAL LTIP ACCRUAL                                                0.88             1.64             2.12             4.64

                                                       -----------------------------------------------------------------------------
      TOTAL                                            $           1.88    $        2.74    $        3.32      $      7.94
                                                       =============================================================================

                                                                                       STATISTICS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
ALLOCATION OF NET INCOME                                         12.50%           12.50%           12.50%           12.50%
                                                       -----------------------------------------------------------------------------

                                                                                   SCENARIO: THRESHOLD
                                                       -----------------------------------------------------------------------------
                                                                                       ASSUMPTIONS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES                                                  $         195.00    $      230.00    $      260.00      $    685.00
NET INCOME (PRE-AICP & LTIP ACCRUALS)                              8.22            14.80            18.64            41.67
NET INCOME (INCLUDING AICP & LTIP ACCRUALS)                        7.50            13.50            17.00            38.00
AVG ROE (%)                                                        4.70             7.90             9.10             7.20
TOTAL SENIOR EXECUTIVE SALARIES                                    2.49             2.74             3.01             8.23
TAX                                                              12.00%           12.00%           12.00%           12.00%
                                                       -----------------------------------------------------------------------------
                                                                                      TOTAL BONUS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
SALES (20%)                                            $           0.16    $        0.30    $        0.37      $      0.83
NET INCOME (40%)                                                   0.33             0.59             0.75             1.67
AVG ROE (40%)                                                      0.33             0.59             0.75             1.67
                                                       -----------------------------------------------------------------------------

AICP (60%, 40%, 20%)                                   $           0.50    $        0.55    $        0.60      $      1.65
ANNUAL LTIP ACCRUAL                                                0.32             0.93             1.26             2.52

                                                       -----------------------------------------------------------------------------
      TOTAL                                            $           0.82    $        1.48    $        1.86      $      4.17
                                                       =============================================================================

                                                                                       STATISTICS
                                                       -----------------------------------------------------------------------------
                                                                 FY 2004          FY 2005          FY 2006          TOTAL
                                                       -----------------------------------------------------------------------------
ALLOCATION OF NET INCOME                                         10.00%           10.00%           10.00%           10.00%
                                                       -----------------------------------------------------------------------------

---------------
     Note: The AICP Incentive Fund is based on a percentage of the aggregate of the annual base salaries of all the selected participants for the fiscal year, provided certain ROE benchmarks are achieved, or waived by the Board.

                              INTERPOLATION EXAMPLE

ASSUMPTIONS:

For the Fiscal 2004-2006 Performance Period, Sales = $900M; Net Income = $60M; and ROE = 12.0%

SALES INTERPOLATION:

         (1) If the Net Sales falls between two benchmark Sales levels, determine the incremental percentage achieved between the lower Sales benchmark and the higher Sales benchmark (the "Incremental Percentage"):

                     EXCELLENT ($990M) - GOOD ($835M) = $155M

                     INCREMENTAL PERCENTAGE =
                     SALES IN EXCESS OF LOWER BENCHMARK ($900M - $835M = $ 65M)/ DIFFERENCE BETWEEN HIGH AND LOW BENCHMARKS ($155M) = 41.9%

As amended through 06/30/04

         (2) Determine the difference between the percentage of Net Income paid for the lower and higher sales benchmark levels (the "Payout Differential"):

                     EXCELLENT PAYOUT PERCENTAGE (15.0%)
                     - GOOD PAYOUT PERCENTAGE (12.5%)
                     = 2.5 PERCENTAGE POINTS

         (3)     Multiply the Incremental Percentage by the Payout Differential:

                     41.9% X 2.5 PCT. PTS. = 1.0475 PERCENTAGE POINTS

         (4) Add the result in (3) above to the lower benchmark Payout Percentage benchmark:

                     12.5% + 1.0475% = 13.5475%

         (5) To determine the amount of the Performance Pool generated by Sales, multiply the result of (4) above by 0.2 (because Sales determines 20% of the Performance Pool) by Net Income:

                     0.135475  X 0.2 X 60M = $1.6257M

NET INCOME (NI) INTERPOLATION:

         (1) If NI falls between two NI benchmark levels, determine the incremental percentage achieved between the lower benchmark and the higher benchmark (the "Incremental Percentage"):

                     EXCELLENT ($75M) - GOOD ($56.5M) = $18.5M

                     NI IN EXCESS OF LOWER BENCHMARK ($60M - $56.5M = $3.5M)/ DIFFERENCE BETWEEN HIGH AND LOW BENCHMARKS ($18.5M) = 18.9%

         (2) Determine the difference between the percentage of Net Income paid for the lower and higher Net Income benchmark levels (the "Payout Differential"):

                      EXCELLENT PAYOUT PERCENTAGE (15.0%)
                      - GOOD PAYOUT PERCENTAGE (12.5%)
                      = 2.5 PERCENTAGE POINTS

         (3)     Multiply the Incremental Percentage by the Payout Differential:

                      18.9% X 2.5 PCT. PTS. = 0.4725 PERCENTAGE POINTS

         (4) Add the result in (3) above to the lower benchmark Payout Percentage benchmark:

                      12.5% + 0.4725% = 12.9725%

As amended through 06/30/04

         (5) To determine the amount of the Performance Pool generated by Net Income, multiply the result of (4) above by 0.4 (because Net Income determines 40% of the Performance Pool) and by Net
                 Income:

                      0.129725 X 0.4 X 60M =  $3.1134M

RETURN ON EQUITY (ROE) INTERPOLATION:

         (1) If ROE falls between two ROE benchmark levels, determine the incremental percentage achieved between the lower benchmark and the higher benchmark (the "Incremental Percentage"):

                      EXCELLENT (12.9%) - GOOD (10.2%) = 2.7%

                      ROE IN EXCESS OF LOWER BENCHMARK (12% - 10.2% = 1.8%)/ DIFFERENCE BETWEEN HIGH AND LOW BENCHMARKS (2.7%) = 66.67%

         (2) Determine the difference between the percentage of Net Income paid for the lower and higher ROE benchmark levels (the "Payout Differential"):

                       EXCELLENT PAYOUT PERCENTAGE (15.0%)
                       - GOOD PAYOUT PERCENTAGE (12.5%)
                       = 2.5 PERCENTAGE POINTS

         (3)     Multiply the Incremental Percentage by the Payout Differential:

                       66.67% X 2.5 PCT. PTS. = 1.66675 PERCENTAGE POINTS

         (4) Add the result in (3) above to the lower benchmark Payout Percentage benchmark:

                       12.5% + 1.66675% = 14.16675%


         (5) To determine the amount of the Performance Pool generated by ROE, multiply the result of (4) above by 0.4 (because ROE determines 40% of the Performance Pool) and by Net Income:

                       0.1416675 X 0.4 X 60M = $ 3.4M


          FISCAL 2004-2006 PERFORMANCE POOL

                           SALES            $1,625,700
                           NI                3,113,400
                           ROE               3,400,000
                                            ----------
                                            $8,139,100
                                            ==========

                           LESS ANY ADJUSTMENTS
                           NECESSARY SO THAT THE
                           12.5% OF NET INCOME

As amended through 06/30/04


                           CAP DESCRIBED ABOVE IS
                           NOT EXCEEDED

                           EQUALS LTIP
                           PERFORMANCE POOL

ALTERNATE ASSUMPTION

Assume, on the other hand, that for the Fiscal 2004-2006 Performance Period, Net Income = $60M and ROE = 12.0%, as in the prior interpolation example, but Sales = $650M (instead of $900M). Since the Threshold performance level was not achieved for Sales, the Fiscal 2004-2006 Performance Pool would be:


                           NI             $ 3,113,400*
                           ROE              3,400,000*
                                          ------------
                           SALES                   -0-

                                            $6,513,400
                                          ============

                           LESS ANY ADJUSTMENTS
                           NECESSARY SO THAT THE
                           12.5% OF NET INCOME
                           CAP DESCRIBED ABOVE IS
                           NOT EXCEEDED

                           EQUALS LTIP
                           PERFORMANCE POOL



------------------------
* As calculated in accordance with the prior interpolation example which begins on page 5.